Exhibit 10.FF

                              SECOND AMENDMENT
                                     TO
                         PURCHASE AND SALE AGREEMENT

      This Second Amendment to Purchase and Sale Agreement (this
"Amendment") is entered into as of June 3, 2003 by and between Poly-Flex Circuits, Inc. ("Seller") and Taurus Cranston LLC ("Purchaser").

                                 BACKGROUND
                                 ----------

      A. Seller and Purchaser entered into a Purchase and Sale Agreement dated as of May 8, 2003 concerning certain premises located at 28 Kenney Drive, Cranston, Rhode Island, as amended by a First Amendment to Purchase and Sale Agreement dated May 23, 2003 (as so amended, the "P&S Agreement"). Capitalized terms used herein without definition have the meaning given to them in the P&S Agreement.

      B. The Due Diligence Period expires as of the date hereof and, subject to the execution and delivery of this Amendment by Seller, Purchaser intends to give its Notice to Proceed.

      C. Seller and Purchaser wish to amend the P&S Agreement as provided below.

                                  AGREEMENT
                                  ---------

      NOW THEREFORE, for valuable consideration, the Seller and Purchaser agree as follows:

      1. Section 12 of the P&S Agreement is amended by renumbering the existing subsection (m) thereof to be subsection (o) thereof and by inserting the following as new subsections (m) and (n) of such Section 12:

      "(m) Reference is made to that certain Declaration of Protective Controls affecting the Property dated November 29, 1977 made by Howard Development Corporation, and recorded in the Land Evidence Records of the City of Cranston, Rhode Island in Land Evidence Book 427, Page 897 (the "Declaration"). Purchaser shall have received a duly executed estoppel from the Rhode Island Economic Development Corporation in a form acceptable to Purchaser and any third party mortgage lender to Purchaser certifying, among other things, that (1) the construction of the improvements on the Property was commenced and completed in accordance with the requirements of the Declaration and neither the Property nor any improvements thereon are in violation of any provision of the Declaration and (2) the provisions of the Declaration relating to rights of plan approval and of repurchase are no longer of any force and effect with respect to the Property;

      (n) Purchaser shall have received written confirmation from the City of Cranston Building Department in a form acceptable to Purchaser and any third party mortgage lender to Purchaser that (1) the Property, and all improvements thereon, is located in the "M-2" zoning district under the applicable Zoning Ordinance of the City of Cranston, (2) the present uses of the Property (office, research and development, warehousing and manufacturing) were, at the time of initial construction, and are currently,


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permitted as of right under the zoning classification of "M-2" and such uses of the Property do not otherwise violate any applicable zoning regulations,
(3) the Property and all improvements thereon are otherwise in compliance with the applicable zoning and building codes and regulations, (4) the Property is a legally-subdivided parcel in accordance with the terms of the applicable subdivision laws, (5) there are no outstanding zoning or building code violations which have been cited by the City of Cranston against the Property, and (6) the Building Inspector of the City of Cranston is not aware of any circumstances which would render the existing certificates of occupancy for the Property invalid or cause them to be revoked.

      2. Section 12(l) of the P&S Agreement is hereby amended by deleting "$1,782,000" and substituting therefor the following: "Six Million and Six Hundred Thousand Dollar ($6,600,000.00), to be secured by both the Property and the property in Methuen Massachusetts being acquired simultaneously with the closing hereunder by an affiliate of Purchaser pursuant to that certain Purchase and Sale Agreement between Taurus Methuen LLC and Parlex Corporation."

      3. Seller shall provide Purchaser with such certifications relating to the number of employees of Seller at the Property as Purchaser may reasonably require in order to confirm that the Property complies with all applicable laws relating to parking.

      4. The deed to Purchaser shall contain the following certification from Seller: ""No R.I.G.L. withholding is required as Seller is a resident corporation, as that term is defined in the Rhode Island tax law pertaining to the Seller, as evidenced by Affidavit." At the Closing, Seller shall execute and deliver an affidavit in the form attached to this Amendment as Exhibit A.

      5. Seller represents and warrants to Purchaser that Seller has applied for a renewal of its industrial wastewater discharge permit and that Seller has no reason to believe that such renewal will not be granted. Seller shall use reasonable efforts to obtain such renewal by Closing or as soon as possible thereafter and shall provide Purchaser with evidence of such renewal promptly upon receipt thereof by Seller. The provisions of this Section 5 shall survive the Closing.

      6. Seller agrees that, at the Closing, it shall execute and deliver a Subordination, Non-Disturbance and Attornment Agreement substantially in the form sent by John Sullivan to Edward Kutchin and Andrew Stempler on June 1, 2003.

      7. When duly executed and delivered by both parties hereto, this Amendment shall constitute Purchaser's Notice to Proceed under Section 5(e) of the P&S Agreement.

      8. This Amendment may be executed by facsimile and in counterparts and it shall be sufficient that the signature of each party appear on one or more of such counterparts.

      9. Except as otherwise provided above, the P&S Agreement is ratified and confirmed and remains in full force and effect. All references in the P&S Agreement to "this Agreement" shall mean the P&S Agreement as amended by this Amendment.


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      EXECUTED under seal as of the date first written above.

                                   SELLER:

                                   Poly-Flex Circuits, Inc.


                                   By:  /s/ Peter J. Murphy
                                        -----------------------------
                                        Name:  Peter J. Murphy
                                        Title:  Treasurer


                                   PURCHASER:

                                   Taurus Cranston LLC

                                   By:  /s/ Scott R. Tully
                                        ----------------------------
                                        Name:  Scott R. Tully
                                        Title:  Manager


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